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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)   March 26, 1997.

                           HEALTH MANAGEMENT, INC.
            (Exact Name of Registrant as Specified in its Charter)

           Delaware                 0-18472              75-2096632
       (State or other         (Commission File       (I.R.S. Employer
       jurisdiction of              Number)          Identification No.)
        incorporation)

        1371-A Abbott Court, Buffalo Grove, Illinois             60089
          (Address of principal executive offices)            (Zip Code)

                                (847) 913-2700
             (Registrant's telephone number, including area code)

                                Not Applicable
             (Former name, former address and former fiscal year,
                        if changed since last report.)

                                                     Page 1 of ___
                                                     Sequentially Numbered Pages
                                                     Exhibit Index on page 5

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Item 1. Change of Control of Registrant.

     See Item 5 "Other Events" for information regarding a potential change of control of Health Management, Inc. (the "Company").

Item 5.  Other Events.

     On March 26, 1996, the Company and Transworld Home HealthCare, Inc., a New York corporation ("Transworld"), amended (the "March Amendment") the Agreement and Plan of Merger, dated as of November 13, 1996 (the "Merger Agreement"), as amended by letter agreements, dated November 27, 1996, December 12, 1996, December 23, 1996, January 10, 1997 and January 13, 1997, among the Company, Transworld and IMH Acquisition Corp., a Delaware corporation which is a wholly owned subsidiary of Transworld ("IMH"), pursuant to which IMH will be merged (the "Merger") into the Company and the stockholders of the Company (other than Transworld and its subsidiaries) will receive cash consideration for their shares. Pursuant to the March Amendment, the cash consideration payable to the stockholders of the Company in the Merger has been reduced to $0.30 per share from $1.50 per share. In addition, the condition to the consummation of the Merger relating to the settlement of the stockholder class action lawsuits was amended to require final court approval of a settlement agreement providing for a $4.55 million, rather than a $7.2 million, cash settlement.

     The consummation of the Merger continues to be subject to certain conditions including, without limitation, the approval of the Company's stockholders and Transworld's lenders, and the expiration or termination period of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     The above summary of the March Amendment is not intended to be complete and is qualified in its entirety by reference to the detailed provisions of the March Amendment, which is attached hereto as Exhibit 2.1. In addition, a copy of the press release issued by the Company in connection with the above-described transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit Number                Description
--------------                -----------
      2.1 Amendment to the Merger Agreement, dated March 26, 1997, between the Company, Transworld Home Healthcare, Inc., and IMH Acquisition Corp.

     99.1 Press release, dated March 17, 1997, issued by the Company.

                                      2

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     Exhibit 2.1 listed above omits certain schedules, which are referred to therein. The Company agrees to furnish a copy of any such omitted schedule or exhibit supplementally upon request from the Commission's staff.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       HEALTH MANAGEMENT, INC.
                                       (Registrant)

                                       /s/ W. James Nicol
                                       --------------------------
                                       Name: W. James Nicol
Date: March 28, 1997                   Its:  Chief Executive Officer,
                                             President, Chief Financial
                                             Officer, Treasurer and
                                             Secretary

                                  4

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                          Index to Exhibits

Exhibit                                                              Sequential
 Number                    Description                                Page No.
-------                    ------------                               ---------
 2.1                Amendment to the Merger Agreement,
                    dated March 26, 1997 between the Company,
                    Transworld Home Healthcare, Inc. and IMH
                    Acquisition Corp.

99.1                Press release, dated March 27, 1997
                    issued by the Registrant.

                                  5